Exhibit 5

                  [LETTERHEAD OF ANDREWS & KURTH L.L.P.]

                        November 2, 1999


Board of Directors
El Paso Energy Corporation
El Paso Energy Building
1001 Louisiana Street
Houston, Texas 77002

Gentlemen:

           We have acted as special counsel to El Paso Energy Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the post-effective amendment to Form S-4 on Form S-8 filed by the Company with the Commission on November 2, 1999 (the "Registration Statement"), with respect to the offering and sale by the Company of up to 5,398,915 shares (the "Shares") of the Company's common stock, par value $3.00 per share, in connection with the El Paso Energy Corporation Executive Award Plan of Sonat, Inc. (the "Plan").

           In arriving at the opinion expressed below, we have examined the Company's Certificate of Incorporation and By-laws, each as amended to date, the Registration Statement, and the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

           In rendering the opinion expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, (iii) the authenticity of the originals of such documents and (iv) as to the forms of all documents in respect of which forms were filed with the
Commission  as  exhibits  to  the  Registration  Statement,   the
conformity in all material respects of such documents to the forms thereof that we have examined.

           Based on the foregoing, and subject to the limitations and exceptions set forth below, it is our opinion that the Shares will, when issued and paid for in accordance with the terms of the Plan, be duly authorized, validly issued, fully paid and nonassessable.

           For the purposes of the opinion expressed above, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective.

          We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation laws. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus forming part of the Registration Statement without admitting that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.


                              Very truly yours,

                             /s/ Andrews & Kurth L.L.P.